UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

707 W. 700 South, Suite 105

Woods Cross, UT 84087

(Address of principal executive office) (Zip Code)

(424) 394-1090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2026, the Board of Directors of Sky Quarry Inc. (the “Company”) appointed Heidi C. Bowman as Chief Financial Officer of the Company, effective immediately.

Heidi Bowman, 60, is a strategic finance executive with over 20 years of experience guiding leadership teams across various industries with an emphasis on structuring financial operations, evaluating transactions for tax efficiency, and defining processes to ensure financial performance. Ms. Bowman has expertise in private equity, real estate, logistics, and oil and gas. Most recently, Ms. Bowman served as Chief Financial Officer of the Hillair Capital, from May 2010 to December 2025, and Barlock Capital private equity funds and as Chief Financial Officer of various portfolio companies, including American Natural Energy Corporation and Creek Road Miners Inc. (formerly Wizard Brands Inc. (WIZD)). Ms. Bowman holds a Bachelor of Arts degree in Economics from the University of California at Los Angeles and is a Certified Public Accountant (inactive) in the State of California.

In connection with Ms. Bowman’s appointment, the Company entered into an Employment Offer Letter with Ms. Bowman, effective August 18, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Bowman will serve as Chief Financial Officer reporting to the Chief Executive Officer. Under the Offer Letter, Ms. Bowman will receive a base salary of $18,500 per month, payable in accordance with the Company’s standard payroll practices, and will be eligible for quarterly bonuses, which may be paid in cash, equity, or a combination thereof, at the sole discretion of the Compensation Committee of the Board of Directors, with any equity-based awards subject to the availability and terms of the Company’s 2026 Omnibus Stock Plan (or any successor plan). Ms. Bowman is also entitled to participate in all employee benefit programs made available by the Company to its employees generally, on the same terms and conditions as other similarly situated employees. Ms. Bowman’s employment is at-will, and either party may terminate the Offer Letter at any time upon not less than thirty days’ prior written notice.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Ms. Bowman and any director or executive officer of the Company, and there are no transactions between Ms. Bowman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, effective as of August 18, 2026, by and between Sky Quarry Inc. and Heidi Bowman
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: August 21, 2026	By:	/s/ Marcus Laun
	Name:	Marcus Laun
	Title:	Interim Chief Executive Officer and President